Exhibit 1.1

16,000,000 Shares

GHL ACQUISITION CORP.

Common Stock

UNDERWRITING AGREEMENT

September 23, 2009

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

Stifel, Nicolaus & Company, Incorporated

As Representatives of the Several Underwriters

listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

GHL Acquisition Corp., a Delaware corporation (the “Company”), and, from and after the closing of the Company’s acquisition of Iridium Holdings LLC, a Delaware limited liability company (“Iridium”), Iridium Communications Inc., proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 16,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), immediately after the closing of the Company’s acquisition of Iridium.  The aggregate of 16,000,000 shares to be purchased from the Company are called the “Firm Shares.”  In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional 2,400,000 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any.  The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.”  Raymond James & Associates, Inc., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”

The Company (other than with respect to Sections 6.2 and 8(b)) and Iridium (exclusively in respect to Sections 5(m), 6.2, 8 (other than 8(a)), 10, 12, 14, 15, 16, 17 and 18) each wish to confirm as follows their respective agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

1.

Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-159673) relating to securities to be issued from time to time by the Company, including the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto or incorporated by reference therein, at the time it became effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.”  The prospectus in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time is referred to in this Agreement as the “Base Prospectus.”  The preliminary prospectus supplement relating to the offering of the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Act together with the Base Prospectus is referred to in this Agreement as the “Pre-Pricing Prospectus.”  The final prospectus supplement relating to the offering of the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Act together with the Base Prospectus is referred to in this Agreement as the “Prospectus.”  If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-3 (File No. 333-159673) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act.  “Time of Sale Information” shall mean the Pre-Pricing Prospectus, together with the information to be conveyed orally identified in Schedule II hereto.  All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  Any reference in this Agreement to the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3.  As used herein, the terms (i) “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus or any amendment or supplement thereto; and (ii) “Applicable Time” means 8:30 a.m. (New York City time) September 24, 2009 or such other time as agreed by the Company, Iridium and the Underwriters.

2.

Agreements to Sell and Purchase.  Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and Iridium herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $9.35 per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and Iridium herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 40 days from the date of the Prospectus to purchase from the Company up to 2,400,000 Additional Shares at the purchase price per Share for the Firm Shares.  The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares.  If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.  The option to purchase Additional Shares may be exercised at any time within 40 days after the date of the Prospectus; provided, that if such date falls on a day that is not a business day, the option to purchase Additional Shares will expire on the next succeeding business day.

3.

Terms of Public Offering.  The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the date hereof as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Time of Sale Information; provided, that the closing of the sale of Shares under this Agreement shall not take place until the consummation of the acquisition by the Company, directly or indirectly, of all of the outstanding interests of Iridium (the “Acquisition”) pursuant to the terms and conditions of that certain Transaction Agreement dated as of September 22, 2008 among the Company, Iridium and each of the sellers (the “Sellers”) appearing on the signature page thereof, as amended prior to the date hereof (the “Transaction Agreement”).

Not later than 12:00 p.m. on the second business day following the date the Firm Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered electronic copies of the Prospectus to the Representatives and shall deliver or cause to be delivered hard copies as soon as reasonably practical thereafter in such quantities and at such places as the Representatives shall reasonably request.

4.

Delivery of the Shares and Payment Therefor.  Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, counsel to Iridium, 425 Lexington Avenue, New York, New York immediately following the closing of the Acquisition, on September 29, 2009, or such other place, time and date not later than 1:30 p.m., New York, New York time, on October 5, 2009 as the parties shall agree (the time and date of such closing are called the “Closing Date”).  The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company.  The Company hereby acknowledges that circumstances under which the

Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Pre-Pricing Prospectus or Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Simpson Thacher & Bartlett LLP, counsel to Iridium, at 425 Lexington Avenue, New York, New York at 10:00 a.m., New York time, on such date or dates (each an “Additional Closing Date”) (which may be the same as the Closing Date, in which case delivery and payment shall be made immediately following the closing of the Acquisition, but shall in no event be earlier than the Closing Date nor earlier than three nor later than 10 business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares.  Such notice may be given at any time within 40 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered; provided, that if such date falls on a day that is not a business day, the option to purchase Additional Shares will expire on the next succeeding business day.  The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

The Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day preceding the Closing Date or any Additional Closing Date, as the case may be, by the Company.  Payment for the Shares sold by the Company hereunder shall be delivered by the Representatives to the Company.  Delivery of the Shares shall be made through the facilities of The Depositary Trust Company unless the Underwriters shall otherwise instruct.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and Additional Shares, if any, that the Underwriters have agreed to purchase.  Raymond James and Associates, Inc., individually and not as a Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by it by the Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.

Covenants and Agreements of the Company.  The Company covenants and agrees with the several Underwriters as follows:

(a)

The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to the Base Prospectus or the Pre-Pricing Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(g) below, of any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Pre-Pricing Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.  The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act.

(b)

The Company will furnish to you, without charge, two conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto.

(c)

The Company will promptly file with the Commission any amendment or supplement to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that may, in the reasonable judgment of the Company, Iridium or the Representatives be required by the Act or requested by the Commission.

(d)

The Company will furnish a copy of any amendment or supplement to the Registration Statement, the Pre-Pricing Prospectus or to the Prospectus to you, counsel for Underwriters and Iridium and obtain your and Iridium’s consent prior to filing any of those with the Commission; which consent will not be unreasonably withheld or delayed.

(e)

The Company will not make any offer relating to the Common Stock that constitutes or would constitute a free writing prospectus (as defined in Rule 405 of the Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f)

Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Pre-Pricing Prospectus.  Consistent with the provisions of Section 5(g) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Pre-Pricing Prospectus so furnished by the Company.

(g)

As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the reasonable judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(h)

During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(i)

The Company will cooperate with the Representatives and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided, that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject; or (ii) subject it to taxation in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

(j)

The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(k)

Except in the case of termination under Section 11 or Section 12 hereof, if this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof, or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(l)

The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Pre-Pricing Prospectus and the Prospectus.

(m)

For a period of 90 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Raymond James & Associates, Inc., and the Company and Iridium agree to cause each officer, director or stockholder of the Company or Iridium, respectively, set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Raymond James & Associates, Inc., on behalf of the Underwriters, waives such extension in writing.

The foregoing restrictions shall not apply to: (a) the offer and sale of shares of Common Stock to the Underwriters pursuant to this Agreement, (b) the grant or the exercise of stock options or other securities convertible into or exchangeable for shares of Common Stock granted pursuant to the Company’s stock option, stock bonus or other stock plans or arrangements in effect as of the date hereof and as contemplated for Iridium officers following the closing of the Acquisition (including, but not limited to, the Company’s 401(k) plan and the 2009 Stock Incentive Plan), (c) the conversion into shares of Common Stock of the promissory note, which Greenhill & Co. Europe Limited purchased from Iridium on or about October 24, 2008, (d) the offer and sale of shares of Common Stock or warrants as consideration for the purchase or exchange of the Company’s warrants from certain warrantholders in the Exchanges (as defined in the Prospectus) and the Forward Purchases (as defined in the Prospectus), (e) the exercise of currently outstanding warrants, warrants issued in the Exchanges or securities convertible into or exchangeable for shares of Common Stock, (f) the issuance of shares of Common Stock to holders of common units in Iridium in connection with the Acquisition and (g) the issuance of Common Stock or warrants to Motorola Inc. (“Motorola”) or to any third party to which Motorola has assigned its intellectual property rights under certain license agreements between Motorola and Iridium (the “Motorola Assignee”); provided, that Motorola and/or the Motorola Assignee agree to similar lock-up agreements for the remainder of the Lock-Up Period.

The Company agrees not to file, or cause to be filed, during the Lock-Up Period any registration statement, including any amendments to a registration statement, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company other than (i) a shelf registration statement that allows for the exercise and resale of 14,368,525 restructured warrants issued in connection with the Exchanges, the resale of 14,368,525 shares of Common Stock underlying such restructured warrants and the resale of 1,244,831 shares of Common Stock issued in the Exchanges, (ii) a shelf registration statement to permit holders of 13,526,667 warrants to convert such warrants and receive 13,526,667 shares of Common Stock and (iii) a shelf registration statement to provide for the resale of 3,655,500 shares of Common Stock currently held by Banc of America Securities LLC (“Banc of America”), if Banc of America makes a written demand for such registration statement.

(n)

The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares; provided, that any action by the Company, directly or indirectly, in compliance with the U.S. securities laws shall be deemed to be in compliance with this provision.

(o)

The Company will ensure that the Shares will, upon issuance, be listed on a national securities exchange selected by the Company and Iridium and will timely file with such securities exchange all documents and notices required by such securities exchange of companies that have or will issue securities that are traded on such securities exchange.

6.

Representations and Warranties.

6.1

Representations and Warranties of the Company.  For purposes of this Section 6.1, references to the “Company” shall refer only to GHL Acquisition Corp. and shall not include Iridium.  The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)

The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Act.  The Pre-Pricing Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Act.  The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby.

(b)

The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Pre-Pricing Prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Pre-Pricing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein and included therein as described in Section 8(c) (the “Underwriter Information”).

(c)

The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to Underwriter Information contained in or omitted from the Prospectus.  The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

The Time of Sale Information did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to Underwriter Information contained in or omitted from the Time of Sale Information.

(e)

The capitalization of the Company is as set forth in the Pre-Pricing Prospectus, and will be as contemplated by the Time of Sale Information.  All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in or contemplated by the Time of Sale Information, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance.

(f)

The Company is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on, or will not cause a prospective material adverse change to, the condition (financial or other), business, properties or results of operations of the Company (a “Company Material Adverse Effect”).

(g)

The Company has no subsidiaries immediately prior to the Acquisition.

(h)

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, against the Company, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) but are not described as required.  Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Company’s knowledge, threatened, against the Company, which might individually or in the aggregate prevent or materially adversely affect the transactions contemplated by this Agreement or result in a Company Material Adverse Effect.

(i)

There are no agreements, contracts, indentures, leases or other instruments to which the Company is a party that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus as required by the Act.  All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except to the extent enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights, (v) considerations of public policy and (vi) by federal or state securities laws with respect to the provisions regarding indemnity and contribution hereunder.  The Company has not received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

(j)

The Company is not: (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the violation of which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company is a party or by which any of its properties may be bound, which default, in each of clauses (A) and (B), would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company as defined in such Existing Instruments or that, with notice or lapse of time or both, would constitute such an event of default.

(k)

The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company.

(l)

None of the issuance and sale of the Shares by the Company nor the execution, delivery or performance of this Agreement by the Company (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the NYSE Amex (the “AMEX”), the transfer of the listing of the Common Stock (including the Shares) from the AMEX to the Nasdaq Stock Market, Inc. (the “NASDAQ”), the registration of the Common Stock under the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules”) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or requires the consent of any other party to, any Existing Instrument, except, in each of clauses (i), (ii), (iii) and (iv), for such conflicts, breaches, defaults, liens, charges or encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(m)

Except as described in or contemplated by the Time of Sale Information and the Prospectus and except as contemplated by clauses (b) and (f) to the second paragraph of Section 5(m), the Company does not have outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will not have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations.  Except as set forth in or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company, as a result of or in connection with the filing of the Registration Statement that have not been satisfied or heretofore waived in writing.

(n)

Each of Ernst & Young LLP and Eisner LLP, the certified public accountants who have certified the Company’s financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act.

(o)

The financial statements of the Company, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement, the Time of Sale Information and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.  No other financial statements or schedules of the Company are required to be included in the Registration Statement.

(p)

Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(q)

All offers and sales by the Company of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any other applicable state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(r)

Other than excepted activity under the Exchange Act or any action by the Company, directly or indirectly, in compliance with the U.S. securities laws, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(s)

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has timely filed all tax returns required to be filed by the Company (or has requested extensions thereof) and the Company is not in default in the payment of any material taxes that were payable pursuant to said returns or any assessments with respect thereto (to the extent that any of the foregoing is due and payable), except for any such assessment that is currently being contested in good faith or where such non-payment would not reasonably be expected to have a Company Material Adverse Effect.

(t)

Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions between the Company and any of its “affiliates” (as defined in Rule 405 promulgated under the Act) or between the Company and any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement.  Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(u)

The Company is not, and after giving effect to the Acquisition, the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)

The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)

Neither the Company nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has: (i) used any of the Company’s corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from the Company’s corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, except, in each of clauses (i), (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(x)

Except as described in the Registration Statement, the Time of Sale Information or in the Prospectus, neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently listed on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”).  The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently listed on the Specially Designated Nationals and Blocked Persons list maintained by OFAC.

(y)

The Transaction Agreement has been duly authorized, executed and delivered by the Company, and the Transaction Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights, (v) considerations of public policy and (vi) by federal or state securities laws with respect to the provisions regarding indemnity and contribution hereunder.

6.2

Representations and Warranties of Iridium.  Iridium hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)

The Transaction Agreement has been duly authorized, executed and delivered by Iridium and constitutes a valid and legally binding agreement of Iridium, enforceable against Iridium in accordance with its terms, except to the extent enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights, (v) considerations of public policy and (vi) by federal or state securities laws with respect to the provisions regarding indemnity and contribution hereunder.

(b)

(i) The statements contained or incorporated by reference in the Registration Statement (including the Prospectus deemed to be a part thereof and the proxy statement filed as of August 28, 2009 on Schedule 14A (the “Definitive Proxy Statement”), but excluding GHQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, GHQ’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, as amended, GHQ’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, GHQ’s Current Reports on Form 8-K filed on January 22, 2009 (item 4.01 only), February 26, 2009, April 28, 2009, April 30, 2009, June 2, 2009, June 3, 2009, July 29, 2009 (items 1.01, 3.02 and 8.01 only), July 30, 2009, August 17, 2009, September 3, 2009, September 10, 2009, September 14, 2009, September 15, 2009, September 21, 2009 and any other Current Reports on Form 8-K filed without the prior written consent of Iridium (collectively, the “Exchange Act Documents”)) solely related to Iridium (A) in the Prospectus under the captions “Prospectus Supplement Summary – Iridium Holdings LLC,” “Summary Financial Data of Iridium Holdings,” “Risk Factors–Risks Related to Iridium Holdings’ Business,” “Selected Historical Financial Data of Iridium Holdings,” “Unaudited Pro Forma Condensed Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Iridium Holdings,” and “Iridium Holdings Business,” and (B) in the Definitive Proxy Statement under the captions “Selected Historical Financial Data of Iridium Holdings,” “Selected Unaudited Pro Forma Condensed Combined Financial Data,” “Risk Factors–Risks Related to Iridium Holdings’ Business,” “Information About Iridium Holdings,” “Iridium Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Iridium Holdings Compensation Discussion and Analysis” and “Iridium Holdings Executive Compensation,” in each case as of the date hereof, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) the statements contained or incorporated by reference in the Pre-Pricing Prospectus (including the Definitive Proxy Statement but excluding the Exchange Act

Documents) solely related to Iridium (A) in the Pre-Pricing Prospectus under the captions “Prospectus Supplement Summary – Iridium Holdings LLC,” “Summary Financial Data of Iridium Holdings,” “Risk Factors–Risks Related to Iridium Holdings’ Business,” “Selected Historical Financial Data of Iridium Holdings,” “Unaudited Pro Forma Condensed Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Iridium Holdings,” and “Iridium Holdings Business,” and (B) in the Definitive Proxy Statement (excluding the Exchange Act Documents) solely related to Iridium under the captions “Selected Historical Financial Data of Iridium Holdings,” “Selected Unaudited Pro Forma Condensed Combined Financial Data,” “Risk Factors–Risks Related to Iridium Holdings’ Business,” “Information About Iridium Holdings,” “Iridium Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Iridium Holdings Compensation Discussion and Analysis” and “Iridium Holdings Executive Compensation,” in each case as of the date hereof, did not contain any untrue statement of a material fact or omit to state any material fact  necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the statements contained or incorporated by reference in the Prospectus (including the Definitive Proxy Statement but excluding the Exchange Act Documents) solely related to Iridium (A) in the Prospectus under the captions “Prospectus Supplement Summary – Iridium Holdings LLC,” “Summary Financial Data of Iridium Holdings,” “Risk Factors–Risks Related to Iridium Holdings’ Business,” “Selected Historical Financial Data of Iridium Holdings,” “Unaudited Pro Forma Condensed Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Iridium Holdings,” and “Iridium Holdings Business,” and (B) in the Definitive Proxy Statement (excluding the Exchange Act Documents) solely related to Iridium under the captions “Selected Historical Financial Data of Iridium Holdings,” “Selected Unaudited Pro Forma Condensed Combined Financial Data,” “Risk Factors–Risks Related to Iridium Holdings’ Business,” “Information About Iridium Holdings,” “Iridium Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Iridium Holdings Compensation Discussion and Analysis” and “Iridium Holdings Executive Compensation” (the captions listed in clauses (i) through (iii) being referred to collectively as the “Iridium Sections”), in each case as of the date hereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all the outstanding interests of Iridium have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, fully paid and nonassessable.

(d)

Each of Iridium and its subsidiaries is a corporation or limited liability company duly organized and validly existing as a corporation or a limited liability company, as applicable, in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of the state of its organization with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing (to the extent such concept exists in the jurisdiction in question) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties or results of operations of Iridium (an “Iridium Material Adverse Effect”).

(e)

The issued interests of each of Iridium’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Iridium free and clear of any security interests, liens, encumbrances or claims, except for such interests, liens, encumbrances or claims that would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect.

(f)

Except as would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect, there are no legal or governmental proceedings pending or, to Iridium’s knowledge, threatened against Iridium that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) but are not described as required.  Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to Iridium’s knowledge, threatened, against Iridium, which might individually or in the aggregate prevent or materially adversely affect the transactions contemplated by this Agreement or result in an Iridium Material Adverse Effect.

(g)

There are no material agreements, contracts, indentures, leases or other instruments to which Iridium or any of its subsidiaries are a party that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) that are not described in the Registration Statement, the Time of Sale Information or the Prospectus as required by the Act.  All material contracts set forth on Schedule IV hereto have been duly authorized, executed and delivered by Iridium or the applicable subsidiary, constitute valid and binding agreements of Iridium or the applicable subsidiary and are enforceable against Iridium or the applicable subsidiary in accordance with the terms thereof, except to the extent enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights, (v) considerations of public policy and (vi) by federal or state securities laws with respect to the provisions regarding indemnity and contribution hereunder.

(h)

Neither Iridium nor any of its subsidiaries is (i) in violation of (A) its certificate or articles of incorporation or formation, bylaws or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to Iridium or any of its subsidiaries, the violation of which would reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over Iridium or its subsidiaries, as applicable, the violation of which would reasonably be expected to have, individually or in the aggregate, an Iridium

Material Adverse Effect; or (ii) in default in any respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Iridium Existing Instrument”) to which Iridium or any of its subsidiaries is a party or by which any of their properties may be bound, which default, in each of clauses (A) and (B), would reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of Iridium or any of its subsidiaries as defined in such Iridium Existing Instruments or that, with notice or lapse of time or both, would constitute such an event of default that would reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect.

(i)

Except as described in the Registration Statement, the Time of Sale Information or the Prospectus and except for options to purchase capital stock issued pursuant to the 2009 Stock Incentive Plan, neither Iridium nor any of its subsidiaries has outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will not have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any capital stock or any warrants or convertible securities or obligations.  Other than the rights granted pursuant to the Registration Rights Agreement (as annexed to the Transaction Agreement and to be entered into upon the closing of the Acquisition) and to Banc of America in connection with the Company’s initial public offering, no holder of securities of Iridium has rights to the registration of any securities of Iridium (or of the Company after the completion of the Acquisition) as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(j)

The financial statements of Iridium, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of Iridium on the basis stated in the Registration Statement, the Time of the Sale Information and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and derived or derivable from Iridium’s financial statements included therein is accurately presented and prepared on a basis consistent with such financial statements and the books and records of Iridium.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither Iridium nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (ii) neither Iridium nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and Iridium is not in default under the terms of any class of capital stock of Iridium or any outstanding debt obligations, and (iii) there has not been any material adverse change, or any development involving or that may reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect.

(k)

Ernst & Young LLP, the certified public accountant who has certified the Iridium’s financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus Supplement (or any amendment or supplement thereto), is an independent public accountant as required by the Act and the Exchange Act.

(l)

The pro forma combined condensed financial statements relating to the Acquisition and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the Commission’s rules with respect to pro forma financial information, and the adjustments used therein are appropriate to give effect to the Acquisition and the circumstances described therein. The pro forma combined condensed financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition and the events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma combined condensed financial information included in the Registration Statement, the Time of Sale Information and the Prospectus.  The pro forma combined condensed financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.  Notwithstanding the preceding three sentences, no representation or warranty is made in this Section as to information contained in or omitted from the pro forma combined condensed financial statements relating to the Acquisition and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus (i) made in reliance upon information furnished to Iridium through, by or on behalf of the Company and/or (ii) regarding the Company.

(m)

Other than excepted activity under the Exchange Act, Iridium has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of Iridium to facilitate the sale or resale of the Shares or for any other purpose.

(n)

Except as would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect, all tax returns required to be filed by Iridium (or has requested extensions thereof) and each of its subsidiaries have been timely filed and neither Iridium nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto (to the extent that any of the foregoing is due and payable), except for any such assessment that is currently being contested in good faith or where such non-payment would not reasonably be expected to have an Iridium Material Adverse Effect.

(o)

Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions between Iridium and its “affiliates” (as defined in Rule 405 promulgated under the Act) or between Iridium and any officer, director or security holder of Iridium (whether or not an affiliate) that were required to be disclosed in the Registration Statement and were not disclosed.

(p)

Each of Iridium and its subsidiaries has good and valid title to all material property (real and personal) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) such as are not materially burdensome and do not have or would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect.  All property (real and personal) held under lease by Iridium and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or would not reasonably be expected to result in an Iridium Material Adverse Effect.

(q)

Except as would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect and except as described in the Registration Statement, the Time of Sale Information and the Prospectus:  (i) each of Iridium and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus; (ii) each of Iridium and its subsidiaries has operated and is operating its business in compliance with and not in violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus; and (iii) except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are burdensome to Iridium or any of its subsidiaries.

(r)

Iridium and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)

Iridium and its subsidiaries are (i) in compliance with any and all federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have an Iridium Material Adverse Effect.  Except as would not, individually or in the aggregate, reasonably be expected to have an Iridium Material Adverse Effect, neither Iridium nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  Except as would not, individually or in the aggregate, reasonably be expected to have an Iridium Material Adverse Effect, neither Iridium nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

(t)

Each of Iridium and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, trade secret and other similar rights (collectively “Iridium Intellectual Property”) necessary to Iridium’s and its subsidiaries’ conduct of all or any material part of their businesses, and neither Iridium nor any of its subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Iridium Intellectual Property except, in each case, as would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect.  Except as would not, individually or in the aggregate, reasonably be expected to have an Iridium Material Adverse Effect, there is no claim pending against Iridium or its subsidiaries based upon any Iridium Intellectual Property and to its knowledge, neither Iridium nor any of its subsidiaries have received written notice or otherwise become aware that any Iridium Intellectual Property that they use or have used in the conduct of their businesses infringes upon or conflicts with the rights of any third party.

(u)

Except as otherwise would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect, Iridium and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(v)

Except as would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect, Iridium and its subsidiaries and any “employee benefit plan” (as defined in ERISA) established or maintained by Iridium, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws.  “ERISA Affiliate” means, with respect to Iridium or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which Iridium or such subsidiary is a member.  No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by Iridium, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by Iridium, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA).  Neither Iridium, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by Iridium, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the “employee benefit plan” satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the knowledge of Iridium, there are no facts or circumstances that could reasonably be expected to result in the revocation of such letter or the imposition of any material liability, penalty or tax under ERISA, the Code or any other applicable laws.

(w)

Except as would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) Iridium and its subsidiaries have the authorizations, licenses and permits issued by the U.S. Federal Communications Commission (the “FCC”) and the International Telecommunication Union (“ITU”), and any equivalent authority in each other jurisdiction in which Iridium operates (collectively, the “Communications Licenses”) set forth in Schedule 6.2(v) hereto and except at set forth in Schedule 6.2(v), the Communications Licenses are in full force and effect and constitute the only material authorizations, licenses and permits required or necessary for Iridium and its subsidiaries to operate a mobile satellite service, (ii) to Iridium’s knowledge, (a) no adverse judgment, decree, or order of the FCC or any equivalent authority in each jurisdiction in which Iridium operates has been issued against Iridium or its subsidiaries, and (b) no litigation, proceeding, inquiry or investigation, except for proceedings of general applicability to the industry, has been commenced or threatened against Iridium or its subsidiaries before or by the FCC or any equivalent authority in each other jurisdiction in which Iridium operates, which would cause the termination, suspension, cancellation or non renewal of any of the Communications Licenses, or the imposition of a penalty or fine by any domestic or foreign regulatory authority.

(x)

The execution, delivery and performance by Iridium of this Agreement does not and will not violate the Communications Act of 1934, as amended, or the rules, regulations written policies and orders promulgated thereunder by the FCC (after giving effect to the Acquisition).

(y)

Neither Iridium or any subsidiary nor, to Iridium’s knowledge, any director, officer, agent, employee or affiliate of Iridium or any subsidiary is currently listed on the Specially Designated Nationals and Blocked Persons list maintained by OFAC.

(z)

Neither Iridium nor any of its subsidiaries nor, to Iridium’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of Iridium or any of its subsidiaries has: (i) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, except, in each of clauses (i) and (ii), as would not be reasonably expected to have, individually or in the aggregate, an Iridium Material Adverse Effect.

(aa)

The operations of Iridium and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Iridium or any subsidiary with respect to the Money Laundering Laws is pending or, to Iridium’s knowledge, threatened, except as would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect.

(bb)

Neither Iridium nor any of its subsidiaries nor, to Iridium’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of Iridium or any of its subsidiaries has violated the Arms Export Control Act, the International Traffic in Arms Regulations and the Export Administration Regulations and each of Iridium and its subsidiaries have obtained all of the specific authorizations required under the U.S. Department of State’s Directorate of Defense Trade Controls in order to fulfill their respective obligations with non-U.S. entities, except as would not reasonably be expected to have, individually or in the aggregate, an Iridium Material Adverse Effect.

7.

Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Pre-Pricing Prospectus or Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage and air freight charges) of such copies of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(i), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares; (v) the fees and expenses associated with listing the Shares on the AMEX or NASDAQ, as applicable; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (viii) all other reasonable fees, costs and expenses referred to in Item 13 of the Registration Statement; and (ix) the transportation, lodging and other reasonable expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby.  Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.  In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(k) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(k).

8.

Indemnification and Contribution.  (a)  Subject to the limitations in this paragraph below and Section 13, the Company agrees to indemnify and hold harmless the Representatives and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement of a material fact contained in the Registration Statement, the Time of Sale Information or the Prospectus or in any amendment or supplement thereto, or any omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the Underwriter Information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in connection therewith.

(b)

Subject to the limitations in this paragraph below and Section 18, Iridium agrees to indemnify and hold harmless the Representatives and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any untrue statement of a material fact contained in the Iridium Sections or omission to state therein a material fact required to be stated in the Iridium Sections or necessary to make the statements in the Iridium Sections (in the case of any Pre-Pricing Prospectus, and the Prospectus, in light of the circumstances under which they were made) not misleading. This indemnification shall be in addition to any liability that Iridium may otherwise have.

(c)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and Iridium, their directors, their officers, employees and agents who sign the Registration Statement and any person who controls the Company or Iridium, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several (and not jointly) indemnity from the Company and Iridium to each Underwriter, but only with respect to the information set forth in (i) the fifth, twelfth, thirteenth, fourteenth, fifteenth and sixteenth paragraphs and the subsection entitled “Selling Restrictions” under the caption “Underwriting” in the Pre-Pricing Prospectus and (ii) the fifth, eighth, thirteenth, fourteenth, fifteenth, sixteenth and seventeenth paragraphs and the subsection entitled “Selling Restrictions” under the caption “Underwriting” in the Prospectus.

(d)

No indemnified party will, without the prior written consent of the indemnifying party(s), settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnifying party(s) or any person who controls the indemnifying party(s) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnifying party(s) and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

(e)

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability hereunder unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in the above paragraphs. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below).  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate firm (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (but the indemnifying party shall not be liable for the fees and expenses of more than one counsel for the indemnified party). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Sections 8(a), 8(b) or 8(c), as applicable.

(f)

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Iridium on the one hand and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and Iridium on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and Iridium on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of the underwriting fee but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company and Iridium on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Iridium, on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g)

The Company, Iridium and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule I hereto (or such numbers of Shares increased as set forth in Section 11 hereof) and not joint.

9.

Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a)

The Registration Statement has become effective and all filings required by Rules 424(b), 430B and 462 under the Act shall have been timely made.

(b)

You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, as the case may be, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) no material oral or written agreement or other transaction shall have been entered into by the Company or Iridium that is not in the ordinary course of business or that would reasonably be expected to result in a material reduction in the future earnings of the Company or Iridium, (iii) no loss or damage (whether or not insured) to the property of the Company or Iridium shall have been sustained that had or would reasonably be expected to have a Company Material Adverse Effect or an Iridium Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company, Iridium or any of their respective properties that is material to their respective business and that adversely affects, or would reasonably be expected to adversely affect, the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management or results of operations of the Company or Iridium that makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c)

You shall have received on the Closing Date and the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP,

counsel to the Company, substantially in the forms attached hereto as Exhibits B and C, respectively.

(d)

You shall have received on the Closing Date and the Additional Closing Date, as the case may be, an opinion and a negative assurance letter of Simpson Thacher & Bartlett LLP, counsel to Iridium, substantially in the forms attached hereto as Exhibits D and E, respectively.

(e)

You shall have received on the Closing Date and the Additional Closing Date, as the case may be, an opinion from Mr. John Brunette, Iridium’s general counsel, substantially in the form attached hereto as Exhibit F.  You shall have received on the Closing Date and the Additional Closing Date, as the case may be, an opinion of Wiley Rein LLP, Iridium’s regulatory counsel, substantially in the form attached hereto as Exhibit G.

(f)

You shall have received on the Closing Date and the Additional Closing Date, as the case may be, an opinion of Morrison & Foerster LLP, as counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company, Iridium and their respective counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g)

At the time of execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and Eisner LLP, a letter, in form and substance satisfactory to the Representatives addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pre-Pricing Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information, including the pro forma information, and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)

With respect to the letter of each of Ernst & Young LLP and Eisner LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Representatives shall have received from each of Ernst & Young LLP and Eisner LLP, a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Closing Date and the Additional Closing Date, as the case may be, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pre-Pricing Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information, including pro forma information, and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)

(i)  No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date and the Additional Closing Date, as the case may be; (ii) to the Company’s knowledge, no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or threatened or contemplated by the authorities of any jurisdiction; and (iii) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date and the Additional Closing Date, as the case may be, as if made on and as of the Closing Date and the Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and the Additional Closing Date, as the case may be, and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(i) and in Section 9(b) (other than clause (v) thereof and only as it relates to the Company) hereof.

(j)

The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(k)

At or prior to the Closing Date, you shall have received the written Lock-Up Agreements from each of the persons listed in Schedule III.

(l)

No amendments or modifications shall have been made to the Transaction Agreement since the date hereof unless the Underwriters have been provided with prior notice of such amendments or modifications, which notice shall include a written copy of the proposed amendments or modifications.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company and Iridium of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.

Effective Date of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.

Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Master Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase.  If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Information and the Prospectus or any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12.

Termination of Agreement.  Notwithstanding anything to the contrary herein, the Company shall have no obligation to sell, and the Underwriters shall have no obligation to purchase, the Shares under this Agreement until the consummation of the Acquisition, and this Agreement shall terminate if the Acquisition shall not be consummated within 30 days after the date of this Agreement. In addition, this Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the national securities exchange on which the Common Stock is then traded, (ii) trading in securities generally the national securities exchange on which the Common Stock is then traded shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.  Notice of such cancellation shall be promptly given to the

Company, Iridium and their counsel by telecopy or telephone and shall be subsequently confirmed by letter.  If this Agreement is terminated pursuant to this Section 12, the Company and Iridium shall not have any liability to any Underwriter except as provided in Section 8 hereof.

13.

Trust Account Waiver Acknowledgment.  Notwithstanding anything to the contrary in this Agreement, the Underwriters acknowledge that they do not have, directly or indirectly, any right, title, interest or claim of any kind in or to any monies in the trust account established by the Company in connection with the consummation of its initial public offering and into which the Company deposited a designated portion of the net proceeds from the initial public offering (the “Trust Account”) and waive any such claim they may have in the future as a result of, or arising out of, this Agreement or any negotiations, contracts or agreements with the Company or any of its affiliates or representatives and will not seek recourse, directly or indirectly, against the Trust Account for any reason whatsoever.

14.

Free Writing Prospectuses.  The Underwriters and Iridium covenant and agree with the Company that they will not make any offer relating to the Common Stock that constitutes or would constitute a free writing prospectus (as defined in Rule 405 of the Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

15.

Miscellaneous.  Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)

to the Company

GHL Acquisition Corp.

300 Park Avenue, 23rd Floor

New York, NY 10022

Attention:  Robert H. Niehaus, Chief Executive Officer

with a copy to

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:  Deanna L. Kirkpatrick

(ii)

to Iridium

Iridium Holdings LLC

6707 Democracy Blvd, Suite 300

Bethesda, MD  20817

Attention:  John Brunette

With a copy to

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention:  Kenneth B. Wallach

(iii)

to the Underwriters

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL  33716

Attention:  Scott Cook

with a copy to

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, NY  10104-0050

Attention:  Anna T. Pinedo

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, Iridium and their respective directors and officers and controlling persons.

In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you. Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.

Applicable Law; Counterparts.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, Iridium and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

17.

Iridium Liability.  Notwithstanding any of the foregoing provisions of this Agreement, Iridium will not have any liability under, with respect to or arising out of, any provision of this Agreement unless and until the Acquisition has been consummated in accordance with the provisions of the Transaction Agreement.

18.

No Fiduciary Relationship.  The Company and Iridium hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares.  The Company and Iridium further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Shares, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or Iridium, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and Iridium hereby confirm their understanding and agreement to that effect.  The Company, Iridium and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company and Iridium regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company or Iridium.  The Company and Iridium hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company and Iridium in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.  The Company and Iridium hereby acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Company, Iridium and the several Underwriters.

Very truly yours,

GHL ACQUISITION CORP.

/s/  Robert H. Niehaus

Chief Executive Officer

IRIDIUM HOLDINGS LLC

/s/  Matthew J. Desch

Chief Executive Officer

CONFIRMED as of the date first above

mentioned, on behalf of the Representatives

and the other several Underwriters named in

Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:

/s/  Kenneth M. Nelson

Authorized Representative

RBC CAPITAL MARKETS CORPORATION

By:

Lance Tupper by /s/ Chad Hazelton

Authorized Representative

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:

/s/ Frank Gallagher

Authorized Representative